UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2007

Platinum Research Organization, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52029	20-2842514
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

2828 Routh Street, Suite 500
Dallas, Texas 75201
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:                                               (214) 849-8900

Suite 421 — 1917 West 4th Avenue
Vancouver BC, Canada V6J 1M7

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Items 2.01 and 5.02 in this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 18, 2007, Platinum Research Organization, Inc., a Delaware corporation (the “Company”), completed its acquisition of Platinum Research Organization, L.P., a Texas limited partnership (“Platinum LP”).  The acquisition was effected pursuant to the Contribution Agreement, dated October 26, 2006, as amended (the “Contribution Agreement”), among Platinum LP, Lubrication Partners, a joint venture (“Lubrication JV”) and a limited partner of Platinum LP and the sole shareholder of Platinum IP Management, Inc., a Texas corporation and general partner of Platinum LP (“PRO GP”), Lubrication Partners, L.P, a Texas limited partnership and limited partner of Platinum LP (“Lubrication LP” and together with Lubrication JV, the “Limited Partners”), John T. (“Cork”) Jaeger as the representative of the Limited Partners, and Steve Drayton as the representative of all individuals who invested in the Company in conjunction with the Contribution Agreement (the “Investors”).  On April 13, 2007, the parties had executed the Third Amendment to the Contribution Agreement in order to extend the permitted closing date of the Contribution Agreement from April 13, 2007 to April 21, 2007.

Pursuant to the terms of the Contribution Agreement, Lubrication JV contributed to the Company all of the capital stock of PRO GP, and thereby the general partner interest of Platinum LP, and the Limited Partners contributed to the Company all of the outstanding limited partner interests of Platinum LP.  In exchange for such contributions, the Company issued 55,000,000 shares of Company common stock (“Common Stock”) to the Limited Partners (the “Contribution Issuance”).

In connection with the consummation of the Contribution Agreement, the Company issued 5,000,000 shares of Series “A” Preferred Stock to the Investors for a purchase price of $4,500,000 (the “Preferred Issuance”).  The Series “A” Preferred Stock is subject to the terms and conditions of a Certificate of Designation, which terms and conditions include a 10% accrued dividend that will be reduced to a 5% dividend upon the Company entering into a commercial agreement(s) that will increase the Company’s aggregate revenues to $40 million per year, and further reduced to a 2% dividend upon the Company recording net revenues of $1 million per quarter. Each share of Series “A” Preferred Stock may be converted into one share of Common Stock at anytime by the holder or under certain conditions by the Company. The Series “A” Preferred Stock must be redeemed by the Company on April 18, 2012, or prior to that time if the Company fails to fulfill certain obligations to those holders of preferred stock for reserving and registering for resale the shares that may be issued upon conversion or upon certain assignments or bankruptcy proceedings.

Also in connection with the consummation of the Contribution Agreement, the Company issued a total of 2,500,000 investor warrants (the “Warrant Issuance”) to Investa Corporation and Ms. Cecilia Pineda, the former CEO and sole director of the Company, in exchange for certain advisory services provided to the Company.  Each investor warrant is exercisable for one share of Common Stock at an exercise price of $0.26 per share for a three-year period from the closing date of the issuance.  In addition, existing warrant holders of the Company exercised their warrants and acquired 10,000,000 unregistered shares of Common Stock in exchange for an aggregate consideration of $500,000 (the “Warrant Exercise”).

The Company currently has authority to issue 500,000,000 shares of its capital stock, consisting of 400,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock, 5,000,000 of which have been designated as Series “A” Preferred Stock. Immediately prior to the Contribution Agreement and taking into account the forfeiture by Ms Pineda of 22,500,000 shares of Common Stock (as described below), there were 10,000,000 shares of Common Stock of the Company outstanding.  Following the consummation of the Contribution Agreement, the total outstanding shares of the Company’s Common Stock on a fully-diluted basis is 102,500,000 shares, which includes 25,000,000 shares that may be issued upon conversion of the Series “A” Preferred Stock and 2,500,000 shares that may be issued upon the exercise of the warrants issued in connection with the Warrant Issuance).

Concurrently with the consummation of the Contribution Agreement, the Company entered into several material agreements related to the Contribution Agreement and the transactions contemplated thereby, which are described below:

Registration Rights Agreement. The Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, Investa Corporation and Ms. Pineda, pursuant to which the Company has agreed, among other things, to (i) file a registration statement with the Securities and Exchange Commission (“SEC”) with respect to the resale of the shares of Common Stock underlying the Series “A” Preferred Stock and the investor warrants within 120 days after the April 18 closing date, and (ii) use all commercially reasonable efforts to have such registration statement declared effective by the SEC within 180 days after the closing date or 30 days after the SEC issues a no review letter. The Company will be required to issue to each party to the Registration Rights Agreement warrants to purchase a number of additional shares of Common Stock of the Company that is equal to two percent (2%) of the number of shares of Common Stock registrable for that party under the registration statement as a penalty for each 30 day period that the Company does not comply with its registration obligations.  The Registration Rights Agreement also contains customary indemnification provisions.

Lock-Up Agreement. The Company entered into a Lock-Up Agreement with the Limited Partners (the “Lock-Up Agreement”) with respect to the shares of Common Stock obtained from the Contribution Issuance.  The Lock-Up Agreement prohibits the Limited Partners from selling the shares of Common Stock obtained from the Contribution Issuance for 365 days from acquisition.

Voting Agreement. The Company also entered into a Voting Agreement (the “Voting Agreement”) with the Limited Partners with respect to the shares of Common Stock obtained from the Contribution Issuance.  The Voting Agreement obligates the Limited Partners to vote for a specified group of directors, subject to certain conditions.

The foregoing descriptions of the Registration Rights Agreement, the Lock-Up Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Registration Rights Agreement, the Lock-Up Agreement and the Voting Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.2, 4.3 and 4.4, respectively, and incorporated herein by reference.

Upon consummation of the Contribution Issuance, the Limited Partners acquired approximately 53.7% of the outstanding shares of Common Stock of the Company, which therefore constitutes a change of control of the Company.  Control of the Company was assumed by the Limited Partners from Ms. Pineda, who forfeited her 22,500,000 shares of Common Stock of the Company (which represented approximately 52.9% of the outstanding shares of Common Stock of the Company prior to the consummation of the Contribution Agreement) to the Company in connection with the consummation of the Contribution Agreement.

Prior to the closing of the Contribution Agreement, Platinum LP had maintained an equity incentive plan for its employees, directors and consultants.  Upon the closing of the Contribution Agreement, all of the outstanding options to purchase limited partnership interests (“Equity Options”) in Platinum LP were cancelled, and the persons who held those cancelled Equity Options (the “LP Optionees”) will have no continuing rights with respect to those options.  The Contribution Agreement provides that the Company will issue to the LP Optionees, in substitution of the cancelled Equity Options, nonstatutory stock options to purchase shares of Common Stock of the Company (the “Substituted Options”) under the Platinum Research Organization, Inc. Stock Incentive Plan (the “Incentive Plan”).  The Substituted Options will contain terms identical to the cancelled Equity Options, except to the extent such terms would not apply under the Incentive Plan.

The exercise price of the Substituted Options and the number of Substituted Options to be issued to the LP Optionees will be based upon the relative value of the Equity Options to the Substituted Options at the time of the closing.  Each LP Optionee will have the right, upon payment of the aggregate exercise price that would have been payable for all of its Equity Options, to receive a number of shares of Common Stock that the optionee would have received in exchange for the percentage interest in Platinum LP that the optionee could have acquired upon exercise of those Equity Options, on a fully diluted basis.  The vesting schedule for each of the Substituted Options will be the same as the schedule for the Equity Options that it is replacing, and the Substituted Options will take into account vesting that occurred under the Equity Options.  Under all circumstances, the exercise price of the Substituted Options and the number of Substituted Options to be issued to the LP Optionees will be determined, and may be adjusted, in accordance with applicable Treasury Regulations and the Internal Revenue Code of 1986, as amended.

Prior to the consummation of the Contribution Agreement, the Company was a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. As such, reference is made to the disclosures relating to the material terms of the Company’s acquisition of Platinum LP found in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 2, 2007 in satisfaction of the additional disclosure requirements of this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 2.01 in this Current Report on Form 8-K regarding the Contribution Issuance, the Preferred Issuance, the Warrant Issuance and the Warrant Exercise is incorporated by reference into this Item 3.02.  The securities issued in the Contribution Issuance, the Preferred Issuance, the Warrant Issuance and the Warrant Exercise did not involve a public offering and were issued to “accredited investors” as defined under Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”), and as such were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D or Regulation S, as applicable, promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

On April 13, 2007, the Company filed a Certificate of Designations of the Series “A” Preferred Stock with the Secretary of State of the State of Delaware, in order to establish the Series “A” shares that were to be issued in connection with the closing of the Contribution Agreement.  The terms of the Series “A” Preferred Stock restricts the payment of dividends on the Common Stock, unless the Registrant has paid or set aside the cumulative dividends then owed on the Series “A” Preferred Stock. In addition, each share of Series “A” Preferred Stock is entitled to a liquidation preference equal to the stated value of such holder’s shares, plus any accrued and unpaid dividends and other payments that may be due on the shares before the holders of the Common Stock or any other junior securities receive any payments upon such liquidation. The foregoing description of the rights, preferences and privileges of the Series “A” Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designations, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information provided under the second-to-last paragraph of Item 2.01 in this Current Report on Form 8-K is incorporated by reference into this Item 5.01, and further reference is made to the disclosures relating to the material terms of the Company’s acquisition of Platinum LP found in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 2, 2007.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the consummation of the Contribution Agreement, the Company appointed Mr. John T. (“Cork”) Jaeger as the President and Chief Executive Officer of the Company.  Mr. Jaeger fills the vacancy left by Ms. Cecilia Pineda, who resigned from her positions as CEO and sole director of the Company effective April 18, 2007 in connection with the consummation of the Contribution Agreement.

In connection with Mr. Jaeger’s appointment, the Company entered into a Consulting Agreement, dated April 18, 2007 (the “Consulting Agreement”), with The Fairmount Company, a District of Columbia corporation (“Fairmount”), and Mr. Jaeger, which governs the terms of Mr. Jaeger’s services as President and Chief Executive Officer of the Company.  Mr. Jaeger owns approximately 36% of the capital stock of Fairmount.

The term of the Consulting Agreement is three years beginning on April 18, 2007.  During the term of the Consulting Agreement, Fairmount is to provide all of the responsibilities and duties determined by the Company’s Board of Directors, and Mr. Jaeger is responsible for the duties required of Fairmount as the President, Chief Executive Officer and Director of the Company.  During the term of the Consulting Agreement, Mr. Jaeger will receive an annual base salary of $75,000, and Fairmount will receive $135,000 per year.  Both Mr. Jaeger and Fairmount will be eligible to receive cash bonuses every year in an amount up to 100% of Mr. Jaeger’s and Fairmount’s aggregate annual compensation.  Any such cash bonus would be shared equally by Mr. Jaeger and Fairmount and would be based on specific milestones established by the Company’s Board of Directors.  In addition, the Company will grant Fairmount an option to acquire 10% of the Company’s common stock shortly after the commencement of the Consulting Agreement to replace Fairmount’s currently-held options to acquire a 10% equity interest in Platinum LP, which will be cancelled upon issuance of the Company’s options.  Such options will vest 1/6 per year during the term of the Consulting Agreement, with the remaining ½ vesting in accordance with performance-based milestones as established and agreed to by the Company’s Board of Directors.

The Consulting Agreement will terminate upon Mr. Jaeger’s death or disability, and the Company may terminate the Consulting Agreement at any time for cause.  If the Consulting Agreement is terminated by the Company for either of the foregoing reasons, Mr. Jaeger and Fairmount shall be entitled only to compensation through the date of termination.  If the Company terminates Mr. Jaeger without cause, Mr. Jaeger and Fairmount are entitled to receive compensation and all other benefits under the Consulting Agreement for six months following the termination date.  The Consulting Agreement also contains confidentiality provisions and non-competition and non-solicitation covenants that are effective during the term of the Consulting Agreement and for two years after its termination.

Mr. Jaeger founded The Fairmount Company in 1984, which was the co-founding stockholder of the Company.  Mr. Jaeger was previously the chief executive officer of Scotts Valley Circuits, Inc., a board circuit manufacturer, and the chief executive officer of Galaxy Boat Manufacturer, Inc.

On April 18, 2007, the Company also appointed Mr. Michael D. Newman as the Company’s Senior Vice President and Chief Financial Officer.  The terms of Mr. Newman’s employment provide for Mr. Newman to receive an annual salary of $200,000 beginning May 1, 2007, and to be eligible to receive an annual bonus in an amount up to 65% of his current base salary.  Mr. Newman will also be awarded non-qualified options to purchase shares of the Company’s Common Stock in an amount representing 1% of the fully diluted shares of the Company’s Common Stock.  Such options will vest ratably every year for a period of three years from the date of the grant.  Mr. Newman will also be awarded additional non-qualified options upon the occurrence of specified milestones.  In addition, Mr. Newman will be eligible to receive all other benefits in accordance with the Company’s policies for executive officers.

Prior to his appointment, Mr. Newman had been employed as an independent consultant since 2005.  From 2001 to 2004, Mr. Newman served as the Senior Vice President and Chief Financial Officer of Radio Shack, a retailer of consumer electronics and services headquartered in Fort Worth, Texas.

Item 5.06 Change in Shell Company Status.

The information provided under Item 2.01 in this Current Report on Form 8-K is incorporated by reference into this Item 5.06, and further reference is made to the disclosures relating to the material terms of the Company’s acquisition of Platinum LP found in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 2, 2007.

Item 8.01 Other Events.

On April 19, 2007, the Company issued as press release, which is attached hereto as Exhibit 99.1, announcing, among other things, the consummation of the Contribution Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

The information provided under Item 9.01(c) of this Current Report on Form 8-K is incorporated herein by reference.

(b)  Pro forma financial information.

The information provided under Item 9.01(c) of this Current Report on Form 8-K is incorporated herein by reference.

(c)  Shell company transactions.

Reference is made to the audited financial statements of Platinum Research Organization, L.P. and the unaudited pro forma financial statements of Platinum Research Organization, Inc. contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2007.

(d)  Exhibits.

Exhibit No.	Description

4.1	Certificate of Designations for Series “A” Preferred Stock.

4.2

Registration Rights Agreement, dated April 18, 2007, between the Company, the investors named therein, Investa Corporation and Cecilia Pineda (incorporated by reference to Exhibit 4.4 filed with the Company’s Current Report on Form 8-K dated October 26, 2006).

4.3

Lock-Up Agreement, dated April 18, 2007, between the Company, Lubrication Partners, Joint Venture and Lubrication Partners, L.P Pineda (incorporated by reference to Exhibit 4.7 filed with the Company’s Current Report on Form 8-K dated October 26, 2006).

4.4

Voting Agreement, dated April 18, 2007, between the Company, Lubrication Partners, Joint Venture and Lubrication Partners, L.P. Pineda (incorporated by reference to Exhibit 4.6 filed with the Company’s Current Report on Form 8-K dated October 26, 2006).

99.1	Press release, dated April 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM RESEARCH ORGANIZATION, INC.

Date: April 19, 2007	By:	/s/ John T. Jaeger
Name: John T. Jaeger
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designations for Series “A” Preferred Stock.

4.2

Registration Rights Agreement, dated April 18, 2007, between the Company, the investors named therein, Investa Corporation and Cecilia Pineda (incorporated by reference to Exhibit 4.4 filed with the Company’s Current Report on Form 8-K dated October 26, 2006).

4.3

Lock-Up Agreement, dated April 18, 2007, between the Company, Lubrication Partners, Joint Venture and Lubrication Partners, L.P Pineda (incorporated by reference to Exhibit 4.7 filed with the Company’s Current Report on Form 8-K dated October 26, 2006).

4.4

Voting Agreement, dated April 18, 2007, between the Company, Lubrication Partners, Joint Venture and Lubrication Partners, L.P. Pineda (incorporated by reference to Exhibit 4.6 filed with the Company’s Current Report on Form 8-K dated October 26, 2006).

99.1	Press release, dated April 19, 2007.